Exhibit 99

TELKONET, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 25, 2007, Telkonet, Inc.’s subsidiary, Microwave Satellite Technologies, Inc. (“MST”) completed a reverse merger with Fitness Express Software, Inc.( “FSX”). The unaudited pro-forma combined financial statements set forth below reflect the closing of the exchange transaction between Telkonet, Inc. and FXS as of March 31, 2007, for Balance Sheet purposes as if the closing had occurred as of such date, and for the three month period ending March 31, 2007 and year ended December 31, 2006 for Statements of Operations purposes, as if the closing had occurred as of the beginning of the period presented.

On May 29, 2007, Telkonet, Inc.'s subsidiary, Microwave Satellite Technology Inc. (MST), a carrier class communications technology company that specializes in providing true quadruple play services to residential, hospitality and commercial properties, announced that it has closed a $9.1 million private placement. Upon completion of the closing, MST executed a reverse merger to become a publicly-traded company, under the name MSTI Holdings, Inc (“MSTI”). The private placement closed on May 25, 2007, and was comprised of approximately $3.1 million of equity financing through the sale of common stock and warrants and approximately $6 million of debt financing through the sale of debentures and warrants. Following the MST private placement, Telkonet continues to own 63% of the issued and outstanding common stock of MST. Palladium Capital Advisors served as the lead placement agent in connection with the offering. The proceeds of the financing will be used for debt repayment, acquisitions, and general working capital of MST.

The unaudited pro-forma financial data and the notes thereto should be read in conjunction with each of the Registrant’s and Fitness Xpress’ historical financial statements. The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future.

Telkonet, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2007

	Historical	Pro Forma
	Telkonet March 31, 2007	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$2,187,024	$8,545	(1)	$10,463,975
		8,268,406	(2)

Accounts Receivable, net	1,384,299	-		1,384,299
Inventory	2,530,623	-		2,530,623
Other	801,853	-		801,853
Total current assets	6,903,799	8,276,951		15,180,750

Property and Equipment, net	785,041	-		785,041

Equipment under operating leases, net	3,479,922	-		3,479,922

Other Assets:
Intangible assets, net	4,096,271	-		4,096,271
Goodwill	17,775,662	-		17,775,662
Other	369,623	-		369,623
Deferred financing costs	-	1,166,350	(3)	1,166,350
Total other assets	22,241,556	1,166,350		23,407,906
TOTAL ASSETS	$33,410,318	$9,443,301		$42,853,619

LIABILITIES
Current Liabilities:
Accounts payable and accrued liabilities	3,908,835	100,000	(3)	4,008,835
Other	649,280	8,329	(1)	657,609
Total current liabilities	4,558,115	108,329		4,666,444

Long Term Liabilities:
Long term debt, net of unamortized discount of $2,450,000	-	4,126,350	(3)	4,126,350
Other	82,200	-		82,200
Total long-term liabilities	82,200	4,126,350		4,208,550

Commitments and Contingencies
Minority interest	-	216	(1)	5,061,252
		2,450,000	(3)
		2,758,406	(4)
Stockholders’ Equity :		(147,370)	(7)
Preferred stock, par value, $.001; authorized 15,000,000 shares, none issued and outstanding
Common stock, par value $0.001, authorized 100,000,000 shares, 66,710,183 shares issued and outstanding	66,710	-		66,710
Additional paid-in capital	104,529,437	-		104,529,437
(Accumulated deficit)	(75,826,144)	147,370	(7)	(75,678,774)
Stockholders’ equity	28,770,003	147,370		28,917,373
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,410,318	$9,443,301		$42,853,619

Telkonet, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the three months ended March 31, 2007

	Historical	Pro Forma
	Telkonet March 31, 2007	Pro-forma Adjustments		Combined Balances
Total Revenue	$1,246,269	$-		$1,246,269

Cost of Sales	1,316,461	-		1,316,461

Gross Profit	(70,192)	-		(70,192)

Costs and Expenses:
Research and Development	474,603	-		474,603
Selling, General and Administrative	4,260,111	9,534	(1)	4,269,645
Employee Stock Based Compensation	354,186	-		354,186
Depreciation and Amortization	151,147	-		151,147
Total Operating Expense	5,240,047	9,534		5,249,581

Loss from Operations	(5,310,239)	(9,534)		(5,319,773)

Other Income (Expenses):
Other Income	-	-		-
Interest Income	42,347	-		42,347
Interest Expense	(133,584)	(132,000)	(5)	(446,402)
		(180,818)	(6)
Total Other Income (Expenses)	(91,237)	(312,818)		(404,055)

Loss Before Provision for Income Taxes	(5,401,476)	(322,352)		(5,723,828)
Provision for Income Taxes	-	-		-

Minority Interest	-	476,241	(7)	476,241

Net Loss	$(5,401,476)	$153,889		$(5,247,587)

Loss per common share (basic and dilutive)	$(0.09)			$(0.09)

Weighted Average Common shares outstanding	58,606,420			58,606,420

Telkonet, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2006

	Historical	Pro Forma
	For the 12 months ended December 31, 2006	Pro-forma Adjustments		Combined Balances
Total Revenue	$5,181,328	$-		$5,181,328

Cost of Sales	4,480,659	-		4,480,659

Gross Profit	700,669	-		700,669

Costs and Expenses:
Research and Development	1,925,746	-		1,925,746
Selling, General and Administrative	14,346,364	24,138	(1)	14,370,502
Impairment write-down in investment in affiliate	92,000	-		92,000
Non-Employee Stock Options and Warrants	277,344	-		277,344
Employee Stock Based Compensation	1,080,895	-		1,080,895
Depreciation and Amortization	540,906	-		540,906
Total Operating Expense	18,263,255	24,138		18,287,393

Loss from Operations	(17,562,586)	(24,138)		(17,586,724)

Other Income (Expenses):
Loss on Early Extinguishment of Debt	(4,626,679)	-		(4,626,679)
Interest Income	327,184	-		327,184
Interest Expense	(5,594,604)	(526,000)	(5)	(6,843,876)
		(723,272)	(6)
Total Other Income (Expenses)	(9,894,099)	(1,249,272)		(11,143,371)

Loss Before Provision for Income Taxes	(27,456,685)	(1,273,410)		(28,730,095)
Provision for Income Taxes	-	-		-

Minority Interest	19,569	1,420,780	(7)	1,440,349

Net Loss	$(27,437,116)	$147,370		$(27,289,746)

Loss per common share (basic and dilutive)	$(0.54)			$(0.54)

Weighted Average Common shares outstanding	50,823,652			50,823,652

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.  Basis of Presentation

The unaudited pro forma condensed combined statements of operations are presented combining Telkonet’s condensed consolidated statement of operations for the year ended December 31, 2006 and Telkonet’s unaudited condensed statement of operations for the three months ended March 31, 2007 with FXS’s statements of operations for the year ended April 30, 2007 and for the three months ended April 30, 2007 assuming the transaction occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheet gives effect to the private placement as if the transaction had taken place on March 31, 2007 and combines Telkonet’s unaudited March 31, 2007 condensed balance sheet amounts with FXS’s audited balance sheet as April 30, 2007.

The adjustments necessary to fairly present the unaudited pro forma condensed combined financial statements have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project the financial position or results of operations for any future date or future period. The unaudited pro forma condensed combined financial data should be read in conjunction with the notes hereto.

2.  The Merger Agreement

On May 22, 2007, FXS entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among FXS, MST, and Microwave Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of FXS (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub will be merged with and into MST, and MST, as the surviving corporation, will become a wholly-owned subsidiary of FXS. Pursuant to the Merger Agreement, following the merger FXS changed its name to MSTI Holdings, Inc.

Pursuant to the Merger Agreement, at closing the stockholders of MST received 120,000 shares of FXS’s common stock for each issued and outstanding share of MST’s common stock. In addition, $5,000,000 of outstanding indebtedness of MST to Telkonet was converted at $1.00 per share into 5,000,000 shares of FXS common stock. As a result, at the closing FXS issued 20,000,000 shares of its common stock to the former stockholders of MST, representing approximately 50.7% of FXS’s outstanding common stock following (1) the closing of the Merger, (2) the closing of the Private Placement for $3,078,716.50, and (3) FXS’s cancellation of 3,169,014 shares in the Split-Off, and taking into account the issuance of 10,117,462 shares of FXS common stock issuable upon conversion of the maximum amount of the Debentures.

In connection with the Merger, as of May 25, 2007, we issued $6,576,350 Debentures that are convertible into an aggregate of 10,117,462 shares of MSTI common stock at a conversion price of $0.65 per share and Debenture warrants with rights to purchase an aggregate of 5,058,730 MSTI shares of our common stock at an exercise price of $1.00 per share. The Debentures were issued with an 8% Original Issue Discount. As a result we received $6,050,000 from the issuance of the Debentures (before payment of the placement agent fees and other fees).

3.  Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

(1)	Reflects the April 30, 2007 results of FXS upon the reverse merger with MST.

(2)	Reflects net proceeds received upon the equity and debenture transactions.

(3)
Reflects $6,050,000 Debenture notes payable and the related Original Issue Discount and the related costs to be amortization over the term. The Debentures notes payable are net of the value of the conversion of the warrants and the beneficial conversion feature of the debt valued at $2,450,000 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 5.00%, a dividend yield of 0%, and volatility of 200%.

(4)	Reflects the Private Placement of approximately $2,758,000, net of placement fees.

(5)	Reflects interest expense on the convertible debentures, annual rate of 8%

(6)	Reflects amortization of the deferred financing costs and conversion of the warrants and beneficial conversion feature based upon a five year amortization period.

(7)	Reflects the effect of the 37% minority interest in MST, for the year ended December 31, 2006 and the quarter ended March 31, 2007, on a pro forma basis.